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                                                                    EXHIBIT 99.1


                      [FOX CHASE BANCORP, INC. LETTERHEAD]

                                  NEWS RELEASE
                                  ------------

FOR IMMEDIATE RELEASE

DATE:    March 17, 2008
CONTACT: Jerry Holbrook
         Chief Financial Officer
PHONE:   (215) 682-4107


                  FOX CHASE BANCORP ANNOUNCES NEW BOARD MEMBER


HATBORO, PA, MARCH 17, 2008 - Fox Chase Bancorp, Inc. (the "Company") (NASDAQ
GM: FXCB), the holding company for Fox Chase Bank (the "Bank"), announced today that RoseAnn B. Rosenthal will join the Board of Directors of the Company and Bank effective April 23, 2008.

Rosenthal is President, Chief Executive Officer and a Director of Ben Franklin Technology Partners of Southeastern Pennsylvania, which provides entrepreneurial support and financial assistance to technology firms and start-up companies. Rosenthal has thirty-seven years of experience in business investment, regional planning and economic development. Prior to joining Ben Franklin Technology Partners, Rosenthal was Senior Vice President for Strategic Development at Philadelphia Industrial Development Corporation.

Rosenthal serves on several public and private boards and committees. She has served as an advisor on the state and regional nanotechnology initiatives through the National Nanotechnology Initiative and has been an active member of the Nano Business Alliance Advisory Board. She also has held advisory and review roles at the National Science

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Foundation for Small Business Innovation Research and Partnership for Innovation
programs. She has a B.A. from Temple University and in 2007 was awarded an Honorary PhD in Humane Letters from Philadelphia University.

Thomas Petro, President and Chief Executive Officer of the Company, stated, "We are delighted to welcome RoseAnn, a gifted leader, to our Board. Her deep roots in and knowledge of the business community in southeastern Pennsylvania and the mid-Atlantic region will be invaluable as we execute our growth plans."

Fox Chase Bancorp, Inc. is the mid-tier stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867. The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey. For more information, please visit the Bank's website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts. They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may." Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.